EXHIBIT 99.1
For Additional Information:
CytRx Corporation
CEOcast, Inc.
Dan Schustack
dschustack@ceocast.com
212-732-4300
CYTRX ANNOUNCES FILING OF
REGISTRATION STATEMENT ON FORM S-1 BY
RXi PHARMACEUTICALS CORPORATION
RXi SHARES TO BE DISTRIBUTED
TO CYTRX STOCKHOLDERS FOLLOWING
COMPLETION OF SEC REGISTRATION PROCESS
LOS ANGELES (October 30, 2007) — CytRx Corporation (NASDAQ: CYTR), today announced that RXi Pharmaceuticals Corporation, its majority-owned subsidiary, has filed a registration statement on Form S-1 with the Securities and Exchange Commission (SEC) to register the shares of RXi common stock that will be distributed to CytRx stockholders. The plan to distribute the RXi shares was previously announced by CytRx. The registration statement filed by RXi also covers shares of RXi common stock that will be awarded to certain directors, officers and other employees of CytRx. The RXi shares to be held by CytRx after the distribution and award transactions have been registered for resale by CytRx pursuant to the registration statement.
The distribution will be made to CytRx stockholders as of the record date for the distribution, which is expected to be ten days after the registration statement is declared effective by the SEC. The RXi shares to be distributed represent approximately 36% of the outstanding shares of RXi common stock. The distribution ratio has not yet been established.
Simultaneously with the filing of the registration statement, RXi has applied for listing of its common stock on the NASDAQ Capital Market under the symbol “RXIP.”
A registration statement relating to the distribution, award and resale of the RXi shares has been filed with the SEC. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there by any sale of these securities in any state in which such offer, solicitation or sale would be lawful to registration or qualification under the securities laws of any such state.

About CytRx Corporation
CytRx Corporation is a biopharmaceutical research and development company engaged in the development of high-value human therapeutics. The Company owns three clinical-stage compounds based on its small molecule “molecular chaperone” co-induction technology. In September 2006, CytRx announced that arimoclomol was shown to be safe and well tolerated at all three doses tested in its Phase IIa clinical trial in patients with ALS. The Company plans to enter a Phase IIb clinical trial with arimoclomol in ALS in 2007, subject to U.S. Food and Drug Administration (FDA) clearance. The FDA has granted Fast Track designation and Orphan Drug status to arimoclomol for the treatment of ALS, which has also been granted orphan medicinal product status for the treatment of ALS by the European Commission. The Company has announced plans to commence a Phase II clinical trial for arimoclomol in stroke recovery in the first half of 2008, subject to FDA clearance. The Company has also announced plans to commence a Phase II clinical trial with its next drug candidate, iroxanadine, for diabetic foot ulcers in the first half of 2008, subject to FDA clearance. CytRx has recently opened a research and development facility in San Diego. For more information on the Company, visit www.cytrx.com.
About RXi Pharmaceuticals Corporation
Worcester, Massachusetts-based RXi Pharmaceuticals Corporation, a majority-owned subsidiary of CytRx, is a biopharmaceutical research and development company that focuses on developing RNAi-based therapeutics for the treatment of human disease. RXi’s initial focus is on neurodegenerative diseases, oncology, type 2 diabetes and obesity. RXi has licenses to a diverse series of early patents and patent applications that were filed from 1998 to 2006 in the areas of RNAi target sequences, RNAi chemistry and RNAi delivery. The Company was founded by CytRx and RNAi pioneers Craig Mello, Ph.D., 2006 Nobel Laureate for discovering RNAi and inventing RNAi therapeutics; Tariq M. Rana, Ph.D., inventor of fundamental technology for stabilizing RNAi and of RNAi nanotransporters; Greg Hannon, Ph.D., discoverer of RNAi mechanism (RISC) and short hairpin RNAi (shRNAi); and Michael Czech, Ph.D., a leader in the application of RNAi to diabetes and obesity. RXi’s CEO, Tod Woolf, Ph.D., previously co-invented and commercialized STEALTH™ RNAi, one of the most widely used second-generation RNAi research products.
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